EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Republic Bancorp Inc.

We consent to the incorporation by reference in Registration Statements No. 33-55336, 33-55304, and 33-62508 on Form S-8 and 33-61842 on Form S-3,
of Republic Bancorp Inc. (Republic) of our report dated June 24, 1994, appearing in this Annual Report on Form 11-K of the Republic Tax Deferred Savings Plan for the year ended December 31, 1993.





DELOITTE & TOUCHE
Detroit, Michigan

June 28, 1994